Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 15, 2024, with respect to the consolidated financial statements of ZoomInfo Technologies Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Portland, Oregon
February 15, 2024